As filed with the Securities and Exchange Commission on February 7, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	46-2950970
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Offices)

News Corporation 2013 Long-Term Incentive Plan
(Full Title of the Plan)

Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
1211 Avenue of the Americas
New York, New York 10036
Telephone: (212) 416-3400
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	20,000,000	$13.73	$274,600,000	$35,643.08

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), which become issuable by reason of any stock split, stock dividend or similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Class A Common Stock.

(2)
Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of the registrant’s Class A Common Stock reported on the Nasdaq Global Select Market on February 3, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed in accordance with General Instruction E to Form S-8 solely to register the issuance of an aggregate of up to 20,000,000 additional shares of common stock of News Corporation (the “Company”) available for issuance under the News Corporation 2013 Long-Term Incentive Plan, as amended and restated (the “Plan”). The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) on July 12, 2013 (File No. 333-189932) covering 30,000,000 shares of Common Stock authorized for issuance under the Plan (the “Prior Registration Statement”).  Except as supplemented by the information set forth herein, the contents of the Prior Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1
Third Amended and Restated Rights Agreement, dated as of June 18, 2018, between News Corporation and Computershare Trust Company, N.A., as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Current Report of News Corporation on Form 8-K (File No. 001-35769) filed with the Securities and Exchange Commission on June 18, 2018.)

5.1	Opinion of Gibson, Dunn & Crutcher LLP.*

23.1	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1).*

23.2	Consent of Ernst & Young LLP.*

24.1	Power of Attorney (included as part of signature page).*

99.1
News Corporation 2013 Long-Term Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Current Report of News Corporation on Form 8-K (File No. 001-35769) filed with the Securities and Exchange Commission on November 20, 2019.)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 7, 2020.

NEWS CORPORATION

By:	/s/ Robert J. Thomson
Robert J. Thomson
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of Robert J. Thomson, Susan Panuccio and Michael L. Bunder his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 2020.

Signature	Title

/s/ Robert J. Thomson	Chief Executive Officer and Director (Principal Executive Officer)
Robert J. Thomson

/s/ Susan Panuccio	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)
Susan Panuccio

/s/ K. Rupert Murdoch	Executive Chairman
K. Rupert Murdoch

/s/ Lachlan K. Murdoch	Co-Chairman
Lachlan K. Murdoch

/s/ Kelly Ayotte	Director
Kelly Ayotte

/s/ José María Aznar	Director
José María Aznar

/s/ Natalie Bancroft	Director
Natalie Bancroft

/s/ Peter L. Barnes	Director
Peter L. Barnes

/s/ Joel I. Klein	Director
Joel I. Klein

/s/ James R. Murdoch	Director
James R. Murdoch

/s/ Ana Paula Pessoa	Director
Ana Paula Pessoa

/s/ Masroor Siddiqui	Director
Masroor Siddiqui